CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-____) on Form SB-2 of Orion Ethanol, Inc. of our report dated March 19, 2007, relating to our audits of the consolidated financial statements appearing in the Prospectus, which is part of this Registration Statement.

We consent to the reference to our firm under the captions “Experts” in such Prospectus.

Hein & Associates LLP

Houston, Texas
September 27, 2007